|	NEWS
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Ford Posts Third Quarter 2014 Pre-Tax Profit of $1.2 Billion*; Net Income of $835 Million; Global Product Launches on Track, Including F-150

•
Third quarter pre-tax profit of $1.2 billion, a decrease of $1.4 billion compared with a year ago; after-tax earnings per share of 24 cents, excluding special items; 21st consecutive profitable quarter

•
Net income of $835 million, or 21 cents per share, a decrease of $437 million compared with a year ago; net income includes pre-tax special item charges of $160 million, largely to support European transformation plan

•
Wholesale volume and company revenue declined year-over-year by 3 percent and 2 percent, respectively; market share higher in Europe and record third quarter market share in Asia Pacific; record market share in China

•	North America and Asia Pacific profitable

•	Strong results at Ford Credit — better than a year ago

•	Automotive operating-related cash flow negative $700 million; Automotive gross cash of $22.8 billion at end of third quarter exceeded debt by $7.9 billion

•	Unprecedented cadence of new products continues — all launches on track, including the all-new F-150

•	Guidance unchanged from the company’s Sept. 29 Investor Day, including 2014 pre-tax profit guidance of about $6 billion, excluding special items, and strong growth and financial performance in 2015

Financial Results Summary*	Third Quarter			First Nine Months
	2013	2014	B/(W) 2013	2013	2014	B/(W) 2013
Wholesales (000)	1,545	1,493	(52)	4,720	4,743	23
Revenue (Bils.)	$35.8	$34.9	$(0.9)	$109.3	$108.2	$(1.1)
Operating Results
Pre-tax results (Mils.)**	$2,589	$1,181	$(1,408)	$7,290	$5,161	$(2,129)
After-tax results (Mils.)**	1,821	936	(885)	5,296	3,585	(1,711)
Earnings per share**	0.45	0.24	(0.21)	1.31	0.89	(0.42)
Special items pre-tax (Mils.)	$(498)	$(160)	$338	$(1,257)	$(763)	$494
Net income attributable to Ford
After-tax results (Mils.)	$1,272	$835	$(437)	$4,116	$3,135	$(981)
Earnings per share	0.31	0.21	(0.10)	1.02	0.78	(0.24)
Automotive
Operating-related cash flow (Bils.)	$1.6	$(0.7)	$(2.3)	$5.6	$3.1	$(2.5)

Gross cash (Bils.)	$26.1	$22.8	$(3.3)	$26.1	$22.8	$(3.3)
Debt (Bils.)	(15.8)	(14.9)	0.9	(15.8)	(14.9)	0.9
Net cash (Bils.)	$10.3	$7.9	$(2.4)	$10.3	$7.9	$(2.4)
* See end note on page 9.
** See end note on page 9.

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DEARBORN, Mich., October 24, 2014 — Ford Motor Company [NYSE: F] today reported a 2014 third quarter pre-tax profit of $1.2 billion, its 21st consecutive profitable quarter.

The company’s pre-tax profit, excluding special items, was $1.4 billion lower than a year ago. This is more than explained by three factors — lower volume, higher warranty costs and adverse balance sheet exchange effects.

After-tax earnings per share were 24 cents, excluding special items, 21 cents lower than a year ago.

Net income for the quarter was $835 million, or 21 cents per share, a decrease of $437 million, or 10 cents, from a year ago. Net income included pre-tax special item charges of $160 million for separation-related actions, primarily to support Ford’s European transformation plan.

Third quarter wholesale volume and company revenue declined year-over-year by 3 percent and 2 percent, respectively. Market share was higher in Europe, and the company reported record third quarter market share in Asia Pacific with record market share in China for any quarter.

North America and Asia Pacific were profitable, but pre-tax results were lower than a year ago for all of Ford’s Automotive business units except Middle East & Africa. Ford Credit delivered strong results that were better than a year ago.

Ford’s full-year outlook for company pre-tax profit is unchanged at about $6 billion, excluding special items, as it continues its aggressive implementation of its One Ford plan.

“During the third quarter, we continued to introduce an unprecedented number of new vehicles and invest heavily in the new products and technologies that will deliver strong profitable growth beginning next year,” said Mark Fields, president and CEO. “We also addressed business challenges head-on using our proven One Ford plan. Everyone at Ford remains focused on accelerating our pace of progress, while delivering product excellence and innovation in every part of our business.”

Ford’s Automotive operating-related cash flow was negative $700 million in the third quarter. This is more than explained by unfavorable changes in working capital, including the effects of the five weeks of downtime in the quarter at the Dearborn Truck Plant as the company transitions to the all-new F-150, as well as supplier parts shortages. In the fourth quarter, working capital changes are expected to be positive. The company ended the third quarter with Automotive gross cash of $22.8 billion, exceeding debt by $7.9 billion, with Automotive liquidity of $33.6 billion.

In the third quarter, Ford declared a dividend of $0.125 per share on the company’s outstanding Class B and common stock and paid about $500 million in dividends. Ford also completed the previously announced share repurchase program.

Ford’s third quarter operating effective tax rate was 31 percent. The company continues to expect its full-year operating effective tax rate to be about 35 percent.

AUTOMOTIVE SECTOR

	Third Quarter				First Nine Months
	2013	2014	B/(W) 2013		2013	2014	B/(W) 2013
Wholesales (000)	1,545	1,493	(52)		4,720	4,743	23
Revenue (Bils.)	$33.9	$32.8	$(1.1)		$103.8	$102.0	$(1.8)
Operating Margin (Pct.)	7.0%	2.5%	(4.5)	pts.	6.2%	4.2%	(2.0)	pts.
Pre-tax results (Mils.)	$2,226	$686	$(1,540)		$5,973	$3,775	$(2,198)

Total Automotive third quarter wholesale volume and revenue decreased by 3 percent from a year ago. The lower volume is more than explained by an unfavorable change in dealer stocks related to product launch effects and supplier parts shortages, as well as declining industry volume in South America. Higher industry volumes in other regions was a partial offset.

Operating margin was 2.5 percent, a decrease of 4.5 percentage points from a year ago. Automotive pre-tax profit of $686 million was $1.5 billion lower than a year ago, mainly explained by higher warranty costs, including recalls, mainly in North America, and lower volumes in North and South America, as well as adverse balance sheet exchange effects, mainly in South America.

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“The continued implementation of our One Ford plan enabled us to reach our 21st consecutive quarter of profitability, and we are encouraged in particular by our record market share in China,” said Bob Shanks, executive vice president and chief financial officer. “Our focus remains on profitably growing the business, and our investments this year are laying the groundwork for our future success.”

North America

	Third Quarter				First Nine Months
	2013	2014	B/(W) 2013		2013	2014	B/(W) 2013
Wholesales (000)	725	665	(60)		2,262	2,142	(120)
Revenue (Bils.)	$21.2	$19.9	$(1.3)		$64.5	$61.5	$(3.0)
Operating Margin (Pct.)	10.9%	7.1%	(3.8)	pts.	10.9%	8.7%	(2.2)	pts.
Pre-tax results (Mils.)	$2,296	$1,410	$(886)		$7,009	$5,350	$(1,659)

North America continues to benefit from robust industry sales, Ford’s strong product lineup, continued discipline in matching production to demand and a lean cost structure.

North America’s pre-tax profit was adversely affected in the quarter by higher warranty costs and lower volume.

Wholesale volume and revenue declined 8 percent and 6 percent, respectively. The volume decrease is explained primarily by product launch effects, including five weeks of downtime in the quarter at the Dearborn Truck Plant for the F-150 launch, and supplier parts shortages. North America’s decline in revenue is more than explained by lower wholesale volume.

Third quarter U.S. market share was 14.1 percent, down 0.8 percentage points from a year ago. The decline primarily reflects a planned reduction in daily rental sales and lower F-150 share as Ford prepares for the new vehicle by continuing to balance share, transaction prices and stocks.

For the full year, Ford continues to expect North America’s pre-tax profit to be lower than 2013 and operating margin to be at the low end of the 8 percent to 9 percent range.

South America

	Third Quarter				First Nine Months
	2013	2014	B/(W) 2013		2013	2014	B/(W) 2013
Wholesales (000)	143	113	(30)		403	331	(72)
Revenue (Bils.)	$2.8	$2.3	$(0.5)		$8.1	$6.3	$(1.8)
Operating Margin (Pct.)	5.7%	(7.3)%	(13.0)	pts.	1.1%	(15.4)%	(16.5)	pts.
Pre-tax results (Mils.)	$160	$(170)	$(330)		$93	$(975)	$(1,068)

South America continues to expand its product lineup and has replaced legacy products with global One Ford offerings. Ford is working to manage the effects of slowing GDP growth, declining industry volumes in its larger markets, weaker currencies and high inflation, as well as policy uncertainty in some countries.

South America reported a pre-tax loss of $170 million in the third quarter, a decline of $330 million from the prior year. The decline is primarily explained by lower volume and adverse balance sheet exchange effects.

In the third quarter, wholesale volume and revenue decreased by 21 percent and 17 percent, respectively. The lower volume is primarily explained by a 700,000-unit decline from last year’s seasonally adjusted annual rate (SAAR) of 5.7 million units. This reflects the impact of the weakening economy in Brazil, import restrictions in Argentina and lower production in Venezuela resulting from the limited availability of U.S. dollars. Also contributing is a non-repeat of last year’s stock build. The revenue decline is more than explained by lower volume and weaker currencies, partially offset by higher pricing.

South America market share, at 8.8 percent, was down 0.4 percentage points from a year ago, more than explained by the phase-out of the Fiesta Classic.

For the full year, Ford continues to expect South America to incur a loss of about $1 billion.

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Europe

	Third Quarter				First Nine Months
	2013	2014	B/(W) 2013		2013	2014	B/(W) 2013
Wholesales (000)	303	321	18		1,010	1,064	54
Revenue (Bils.)	$6.4	$6.9	$0.5		$20.3	$22.7	$2.4
Operating Margin (Pct.)	(2.8)%	(6.4)%	(3.6)	pts.	(4.5)%	(2.7)%	1.8	pts.
Pre-tax results (Mils.)	$(182)	$(439)	$(257)		$(913)	$(619)	$294

Ford continues to implement its Europe transformation plan focused on product, brand and cost.

Europe reported a third quarter pre-tax loss of $439 million, a $257 million decline from a year ago. The decline is more than explained by Russia, balance sheet exchange effects and other factors including lower component pricing and non-recurrence of prior year gains.

In the third quarter, wholesale volume and revenue improved from a year ago, up 6 percent and 7 percent, respectively. The higher volume reflects a 700,000-unit increase in the Europe 20 SAAR, to 14.5 million units, higher market share and lower dealer stock reductions than a year ago. The increase was offset partially by lower volumes in Russia and Turkey. Europe’s higher revenue reflects higher volume in the Europe 20 markets.

Europe 20 market share, at 8.4 percent, was up 0.4 percentage points from a year ago. This was driven by a 0.5 percentage point improvement in Ford’s retail passenger share of the five major European markets, to 8.8 percent, including the effect of Ford’s expanded SUV lineup. It also was driven by a 2 percentage point improvement in the company’s commercial vehicle share, to 13 percent, reflecting the success of Ford’s full line of new Transit vehicles and continued strong performance of the Ranger compact pickup.

For the full year, Ford continues to expect Europe to incur a loss of about $1.2 billion, an improvement compared with 2013.

Middle East & Africa

	Third Quarter				First Nine Months
	2013	2014	B/(W) 2013		2013	2014	B/(W) 2013
Wholesales (000)	44	48	4		150	148	(2)
Revenue (Bils.)	$1.0	$1.1	$0.1		$3.5	$3.4	$(0.1)
Operating Margin (Pct.)	(2.4)%	(1.4)%	1.0	pts.	1.0%	1.8%	0.8	pts.
Pre-tax results (Mils.)	$(25)	$(15)	$10		$35	$62	$27

The Middle East & Africa business unit was created to facilitate better customer service and further expand Ford’s presence in this fast-growing region.

The business unit reported a loss of $15 million for the third quarter, a $10 million improvement from a year ago.

In the third quarter, wholesale volume and revenue improved from a year ago by 9 percent and 5 percent, respectively.

Ford’s full-year guidance for Middle East & Africa remains unchanged, with the region expected to be about breakeven.

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Asia Pacific

	Third Quarter				First Nine Months
	2013	2014	B/(W) 2013		2013	2014	B/(W) 2013
Wholesales (000)	330	346	16		895	1,058	163
Revenue (Bils.)	$2.5	$2.6	$0.1		$7.4	$8.1	$0.7
Operating Margin (Pct.)	4.6%	1.7%	(2.9)	pts.	3.0%	6.1%	3.1	pts.
Pre-tax results (Mils.)	$116	$44	$(72)		$218	$494	$276

Ford continues to invest for growth in Asia Pacific through both new and expanded plants, new products and the introduction of Lincoln in China.

Asia Pacific reported a third quarter pre-tax profit of $44 million, a decrease of $72 million from a year ago. The decrease is more than explained by higher structural costs and unfavorable exchange, partially offset by favorable market factors. The higher structural costs reflect Ford’s continued investment in products and growth, including five new plants that will come on line over the next nine months, as well as the launch of Lincoln.

In the third quarter, wholesale volume was up 5 percent from a year ago, and net revenue, which excludes the company’s China joint ventures, grew 3 percent. Wholesale volume in China increased 10 percent from a year ago. The higher volume in Asia Pacific is more than explained by higher market share and industry volume. Ford estimates the third quarter SAAR for the region at 38.9 million units, up 1.8 million units from a year ago, explained primarily by China. Higher revenue is more than explained by favorable mix.

Third quarter operating margin for Asia Pacific was 1.7 percent, 2.9 percentage points lower than a year ago.

Ford’s market share, at 3.6 percent, was a record for the third quarter and was 0.2 percentage points higher than a year ago. The improvement was driven by China, where Ford’s market share improved 0.4 percentage points to a record 4.7 percent, reflecting continued strong sales across the company’s vehicle lineup.

For the full year, Ford continues to expect Asia Pacific to earn a pre-tax profit of about $700 million, which is higher than a year ago.

Other Automotive

The third quarter loss of $144 million in Other Automotive primarily reflects net interest expense.

For the full year, Ford continues to expect net interest expense to be about $700 million.

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PRODUCTION VOLUMES*

	2014
	Third Quarter Actual		Fourth Quarter Forecast
	Units	O/(U) 2013	Units	O/(U) 2013
	(000)	(000)	(000)	(000)
North America	695	(56)	715	(41)
South America	97	(28)	108	4
Europe	326	3	320	(13)
Middle East & Africa	20	7	19	2
Asia Pacific	352	17	375	13
Total	1,490	(57)	1,537	(35)
* Includes Ford brand and JMC brand vehicles produced by our unconsolidated affiliates.

In the third quarter, total company production was about 1.5 million units, 57,000 units lower than a year ago. This was 45,000 units lower than Ford’s previous guidance.

The company expects fourth quarter production to be about 1.5 million units, down 35,000 units from a year ago because of planned shutdowns, including three weeks of downtime at the Dearborn Truck Plant for the new F-150. Compared with the third quarter, fourth quarter production is up 47,000 units. The increase is largely driven by the launch of new and freshened products, including Transit and Mustang.

FINANCIAL SERVICES SECTOR

	Third Quarter			First Nine Months
	2013	2014	B/(W) 2013	2013	2014	B/(W) 2013
Revenue (Bils.)	$1.9	$2.1	$0.2	$5.5	$6.2	$0.7
Ford Credit pre-tax results (Mils.)	$427	$498	$71	$1,388	$1,431	$43
Other Financial Services pre-tax results (Mils.)	(64)	(3)	61	(71)	(45)	26
Financial Services pre-tax results (Mils.)	$363	$495	$132	$1,317	$1,386	$69

Ford Motor Credit Company

As an integral part of Ford’s global growth and value creation strategy, Ford Credit continued to deliver strong results in the third quarter.

Ford Credit’s third quarter pre-tax profit of $498 million was $71 million higher than a year ago. The higher pre-tax profit is more than explained by higher volume, reflecting increases in nearly all financing products, including non-consumer and consumer finance receivables globally, as well as leasing in North America.

For the full year, Ford continues to expect Ford Credit pre-tax profit to be $1.8 billion to $1.9 billion. The company’s guidance for Ford Credit’s year-end managed receivables and managed leverage also is unchanged. Ford now expects Ford Credit’s distributions to its parent to be about $400 million, up from the prior guidance of $250 million. This increase is primarily driven by higher net income at Ford Credit.

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2014 OUTLOOK

This year is a critical building block in the One Ford plan. Ford continues to expect its 2014 pre-tax profits to be about $6 billion, excluding special items. The company is on track with its record 23 global new product launches in preparation for a more profitable 2015.

Ford continues to expect its North America operating margin to be at the lower end of its 8 percent to 9 percent guidance range, and better results in Europe, Asia Pacific and Ford Credit compared with 2013.

2014 KEY METRICS -- BUSINESS UNITS					Memo:
		2013 Full Year	2014 Full Year Compared with 2013		2014 First Nine Months
		Results	Plan	Outlook	Results
	Automotive (Mils.)*
	North America	$8,809	Lower	On Track	$5,350
	- Operating Margin	10.2%	8 - 9%	Low End Of Range	8.7%
	South America	$(33)	About Equal	About $(1,000)	$(975)
	Europe	(1,442)	Better	About $(1,200)	(619)
	Middle East & Africa	(69)	About Breakeven	On Track	62
	Asia Pacific	327	About Equal	About $700	494
	Net Interest Expense	(801)	About Equal	About $(700)	(500)
	Ford Credit (Mils.)	$1,756	About Equal	$1,800 - $1,900	$1,431

*	Excludes special items

2014 PLANNING ASSUMPTIONS AND KEY METRICS					Memo:
		2013 Full Year	2014 Full Year		2014 First Nine Months
		Results	Plan	Outlook	Results
	Planning Assumptions (Mils.)
	Industry Volume * -- U.S.	15.9	16.0 - 17.0	16.8	16.7
	-- Europe 20	13.8	13.5 - 14.5	14.5	14.5
	-- China	22.2	22.5 - 24.5	23.8	23.5

	Key Metrics
	Automotive (Compared with 2013):
	- Revenue (Bils.)	$139.4	About Equal	On Track	$102.0

	- Operating Margin **	5.4%	Lower	On Track	4.2%

	- Operating-Related Cash Flow (Bils.) ***	$6.1	Substantially Lower	Lower	$3.1

	Ford Credit (Compared with 2013):
	- Pre-Tax Profit (Bils.)	$1.8	About Equal	$1.8 - $1.9	$1.4

	Company:
	- Pre-Tax Profit (Bils.) ***	$8.6	$7 - $8	About $6	$5.2

*	Based, in part, on estimated vehicle registrations; includes medium and heavy trucks
**	Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue
***	Excludes special items; see "Income from Continuing Operations" and “Operating-Related Cash Flows Reconciliation to GAAP” tables on pages 12 and 14

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2015 OUTLOOK

Ford remains focused on delivering the key aspects of the One Ford plan, which are unchanged:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix

•	Accelerating the development of new products that customers want and value

•	Financing the plan and improving the balance sheet

•	Working together effectively as one team, leveraging Ford’s global assets

In 2015, Ford expects to realize the benefits of its global product investment and growth strategies, and will continue its strong product push with 16 global vehicle launches. The company expects its pre-tax profit, excluding special items, to be significantly higher — in the $8.5 billion to $9.5 billion range — with all five Automotive regions improving on 2014 results.

“We are committed to offering our customers the freshest lineup of world-class vehicles in the industry,” said Fields. “Our One Ford plan remains fundamental to our performance going forward, and our investments this year will fuel profitable growth in 2015.”

2015 GUIDANCE
Outlook
Planning Assumptions (Mils.)
	Industry Volume * -- U.S.	16.8 - 17.5
	-- Europe 20	14.8 - 15.3
	-- China	24.0 - 26.0

Key Metrics
Automotive:
	- Revenue	Higher ***

	- Operating Margin **	Higher ***

	- Operating-Related Cash Flow **	Positive

Ford Credit:
	- Pre-Tax Profit	Equal To Or Higher ***

Company:
	- Pre-Tax Profit (Bils.) **	$8.5 - $9.5
*	Includes medium and heavy trucks
**	Excludes special items
***	Compared with 2014

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# # #

*
The financial results discussed herein are presented on a preliminary basis; final data will be included in Ford’s Quarterly Report on Form 10-Q for the period ended September 30, 2014. The following information applies to the information throughout this release:

•	Pre-tax results exclude special items unless otherwise noted.

•	All references to records by Automotive business units are since at least 2000 when Ford began reporting specific business unit results.

•
See tables at the end of this release for the nature and amount of special items, and reconciliation of items designated as “excluding special items” to U.S. generally accepted accounting principles (“GAAP”). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.

•
Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight and warranty costs, are measured at present-year volume and mix.

•
Wholesale unit sales and production volumes include the sale or production of Ford-brand and JMC-brand vehicles by unconsolidated affiliates. JMC refers to our Chinese joint venture, Jiangling Motors Corporation. See materials supporting the October 24, 2014 conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.

**	Excludes special items and “Income/(Loss) attributable to non-controlling interests.” See tables at the end of this release for the nature and amount of these special items and reconciliation to GAAP.

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Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by Ford management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

Ford cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Ford’s forward-looking statements speak only as of the date of their initial issuance, and Ford does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in Ford’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated by Ford’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its preliminary third quarter 2014 financial results at 7:00 a.m. EDT today. The following briefings will be held after the announcement:

•
At 9:00 a.m. (EDT), Mark Fields, president and chief executive officer, and Bob Shanks, executive vice president and chief financial officer, will host a conference call to discuss Ford’s 2014 third quarter results.

•
At 11:00 a.m. (EDT), Neil Schloss, vice president and treasurer; Stuart Rowley, vice president and controller, and Michael Seneski, chief financial officer, Ford Motor Credit Company, will host a conference call focusing on Ford Motor Credit Company’s 2014 third quarter results.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

Access Information - Friday, October 24, 2014
Earnings Call: 9:00 a.m. EDT
Toll-Free: 1.800.299.9630
International: 1.617.786.2904
Earnings Passcode: Ford Earnings
Fixed Income: 11:00 a.m. EDT
Toll-Free: 1.888.339.2688
International: 1.617.847.3007
Fixed Income Passcode: Ford Fixed Income
REPLAYS
(Available after 12:00 p.m. EDT the day of the event through Friday, October 31, 2014)
www.shareholder.ford.com
Toll Free: 1.888.286.8010
International: 1.617.801.6888
Replay Passcodes:
Earnings: 66498332
Fixed Income: 11783947

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 189,000 employees and 65 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide, please visit www.corporate.ford.com.
# # #

Contact(s):	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Whitney Eichinger	Erik Eliason	Stephen Dahle	1.800.555.5259 or
	1.313.390.5565	1.313.594.0613	1.313.621.0881	1.313.845.8540
	weiching@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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TOTAL COMPANY
CALCULATION OF EARNINGS PER SHARE		Third Quarter 2014		First Nine Months 2014
		Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*	Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*
	After-Tax Results (Mils.)
	After-tax results*	$835	$936	$3,135	$3,585
	Effect of dilutive 2016 Convertible Notes**	12	12	36	36
	Diluted after-tax results	$847	$948	$3,171	$3,621

	Basic and Diluted Shares (Mils.)
	Basic shares (Average shares outstanding)	3,861	3,861	3,915	3,915
	Net dilutive options	48	48	47	47
	Dilutive 2016 Convertible Notes	101	101	100	100
	Diluted shares	4,010	4,010	4,062	4,062

	EPS (Diluted)	$0.21	$0.24	$0.78	$0.89

*	Excludes Income/(Loss) attributable to non-controlling interests; special items detailed on page 13
**
As applicable, includes interest expense, amortization of discount, amortization of fees, and other changes in income or loss that result from the application of the if-converted method for convertible securities

TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS					Memo:
	Third Quarter		First Nine Months		Full Year
	2013	2014	2013	2014	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
Automotive
North America	$2,296	$1,410	$7,009	$5,350	$8,809
South America	160	(170)	93	(975)	(33)
Europe	(182)	(439)	(913)	(619)	(1,442)
Middle East & Africa	(25)	(15)	35	62	(69)
Asia Pacific	116	44	218	494	327
Other Automotive	(139)	(144)	(469)	(537)	(656)
Total Automotive (excl. special items)	$2,226	$686	$5,973	$3,775	$6,936
Special items -- Automotive	(498)	(160)	(1,257)	(763)	(1,568)
Total Automotive	$1,728	$526	$4,716	$3,012	$5,368

Financial Services
Ford Credit	$427	$498	$1,388	$1,431	$1,756
Other Financial Services	(64)	(3)	(71)	(45)	(84)
Total Financial Services	$363	$495	$1,317	$1,386	$1,672

Total Company
Pre-tax results	$2,091	$1,021	$6,033	$4,398	$7,040
(Provision for)/Benefit from income taxes	(818)	(188)	(1,914)	(1,261)	135
Net income	$1,273	$833	$4,119	$3,137	$7,175
Less: Income/(Loss) attributable to non-controlling interests	1	(2)	3	2	(7)
Net income attributable to Ford	$1,272	$835	$4,116	$3,135	$7,182

Memo: Excluding special items
Pre-tax results	$2,589	$1,181	$7,290	$5,161	$8,608
(Provision for)/Benefit from income taxes	(767)	(247)	(1,991)	(1,574)	(2,022)
Less: Income/(Loss) attributable to non-controlling interests	1	(2)	3	2	(7)
After-tax results	$1,821	$936	$5,296	$3,585	$6,593

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TOTAL COMPANY
SPECIAL ITEMS						Memo:
		Third Quarter		First Nine Months		Full Year
		2013	2014	2013	2014	2013
		(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
	Personnel-Related Items
	Separation-related actions*	$(250)	$(160)	$(700)	$(434)	$(856)

	Other Items
	Ford Sollers equity impairment	—	—	—	(329)	—
	U.S. pension lump-sum program	(145)	—	(439)	—	(594)
	FCTA - subsidiary liquidation	(103)	—	(103)	—	(103)
	Ford Romania consolidation loss	—	—	(15)	—	(15)
	Total other items	(248)	—	(557)	(329)	(712)

	Total special items	$(498)	$(160)	$(1,257)	$(763)	$(1,568)

	Tax special items	$(51)	$59	$77	$313	$2,157

	Memo:
	Special Items impact on earnings per share**	$(0.14)	$(0.03)	$(0.29)	$(0.11)	$0.14

*	Primarily related to separation costs for personnel at the Genk and U.K. facilities
**	Includes related tax effect on special items and tax special items

NET INTEREST RECONCILIATION TO GAAP						Memo:
		Third Quarter		First Nine Months		Full Year
		2013	2014	2013	2014	2013
		(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)

	Interest expense (GAAP)	$(204)	$(204)	$(617)	$(619)	$(829)
	Investment-related interest income (GAAP)	38	65	125	145	163
	Interest income/(expense) on income taxes (GAAP)	—	(3)	—	34	—
	Subtotal	$(166)	$(142)	$(492)	$(440)	$(666)

	Adjusted for items included / excluded from net interest:
	Include: Gains/(Losses) on cash equiv. & mark. securities*	34	(12)	(7)	18	(7)
	Include: Gains/(Losses) on extinguishment of debt	—	—	(18)	(5)	(18)
	Other	(29)	(17)	(80)	(73)	(110)
	Net Interest	$(161)	$(171)	$(597)	$(500)	$(801)

*	Excludes mark-to-market adjustments of our investment in Mazda

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AUTOMOTIVE SECTOR
GROSS CASH RECONCILIATION TO GAAP
		2013		2014
		Sep. 30	Dec. 31	Mar. 31	Jun. 30	Sep. 30
		(Bils.)	(Bils.)	(Bils.)	(Bils.)	(Bils.)

	Cash and cash equivalents	$5.7	$5.0	$4.5	$4.7	$6.0
	Marketable securities	20.4	20.1	20.7	21.1	16.9
	Total cash and marketable securities (GAAP)	$26.1	$25.1	$25.2	$25.8	$22.9

	Securities in transit*	—	(0.3)	—	—	(0.1)
	Gross cash	$26.1	$24.8	$25.2	$25.8	$22.8

*	The purchase or sale of marketable securities for which the cash settlement was not made by period end and a payable or receivable was recorded on the balance sheet

AUTOMOTIVE SECTOR
OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP					Memo:
	Third Quarter		First Nine Months		Full Year
	2013	2014	2013	2014	2013
	(Bils.)	(Bils.)	(Bils.)	(Bils.)	(Bils.)

Net cash provided by/(used in) operating activities (GAAP)	$2.0	$0.6	$6.4	$6.7	$7.7

Items included in operating-related cash flows
Capital spending	(1.5)	(1.8)	(4.6)	(5.2)	(6.6)
Proceeds from the exercise of stock options	0.1	0.1	0.3	0.2	0.3
Net cash flows from non-designated derivatives	(0.1)	—	(0.3)	0.1	(0.3)

Items not included in operating-related cash flows
Cash impact of JSB and personnel-reduction actions	0.1	—	0.2	0.1	0.3
Funded pension contributions	1.1	0.3	3.9	1.1	5.0
Tax refunds and tax payments from affiliates	—	—	(0.3)	(0.2)	(0.3)
Other	(0.1)	0.1	—	0.3	—
Operating-related cash flows	$1.6	$(0.7)	$5.6	$3.1	$6.1

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